Exhibit 99.1
NEWS RELEASE

FOR RELEASE: IMMEDIATE
GATX CORPORATION ANNOUNCES QUARTERLY DIVIDEND INCREASE AND $300 MILLION STOCK REPURCHASE PROGRAM
CHICAGO, IL, January 29, 2016 The board of directors of GATX Corporation (NYSE:GMT) today declared a quarterly dividend of $0.40 per common share, payable March 31, 2016, to shareholders of record on February 26, 2016. GATX has paid quarterly dividends without interruption since 1919, and the dividend amount announced today represents a 5.3% increase from the prior year’s dividend. Additionally, the board has approved a $300 million share repurchase authorization.
Brian A. Kenney, president and chief executive officer of GATX Corporation said, “In the last ten years, we have invested more than $7.0 billion in our business and returned over $1.3 billion to our shareholders through dividends and share repurchase, all while maintaining a strong financial position. We have also used the strong rail market of the last few years to extend lease terms at attractive rates, thus securing a record amount of committed future revenue. This dividend increase and share repurchase authorization reflect the board’s positive long-term outlook for the Company and demonstrates GATX’s commitment to continue returning capital to our shareholders.”
COMPANY DESCRIPTION
GATX Corporation (NYSE:GMT) strives to be recognized as the finest railcar leasing company in the world by its customers, its shareholders, its employees and the communities where it operates. As the largest global railcar lessor, GATX has been providing quality railcars and services to its customers for more than 117 years. GATX has been headquartered in Chicago, Illinois, since its founding in 1898. For more information, please visit the Company's website at www.gatx.com.

FORWARD-LOOKING STATEMENTS
Forward-looking statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements that reflect our current views with respect to, among other things, future events, financial performance and market conditions. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Specific risks and uncertainties include, but are not limited to, (1) the impact of new regulatory requirements for tank cars carrying crude, ethanol, and other flammable liquids; (2) inability to maintain our assets on lease at satisfactory rates; (3) weak economic conditions, financial market volatility, and other factors that may decrease demand for our assets and services; (4) decreased demand for railcars due to sustained low crude oil prices; (5) reduced opportunities to generate asset remarketing income; (6) changes to, or failure to comply with, laws, rules, and regulations applicable to our assets and operations; (7) operational disruption and increased costs associated with compliance maintenance programs and other maintenance initiatives; (8) financial and operational risks associated with long-term railcar purchase commitments; (9) deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs; (10) events having an adverse impact on assets, customers, or regions where we have a large investment; (11) operational and financial risks related to our affiliate investments, including the RRPF affiliates; (12) risks related to international operations and expansion into new geographic markets; (13) fluctuations in foreign exchange rates; (14) exposure to damages, fines, and civil and criminal penalties arising from a negative outcome in our pending or threatened litigation; (15) inadequate allowances to cover credit losses in our portfolio; (16) asset impairment charges we may be required to recognize; (17) competitive factors in our primary markets; (18) environmental remediation costs; (19) inability to obtain cost-effective insurance; (20) failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees; and (21) other risks discussed in our filings with the U.S. Securities and Exchange Commission (“SEC”), including our Form 10-K for the year ended December 31, 2014, and our subsequently filed Form 10-Q reports, all of which are available on the SEC’s website (www.sec.gov).

Investors should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. The Company undertakes no obligation to publicly update or revise these forward-looking statements.

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Christopher LaHurd
312-621-6228
christopher.lahurd@gatx.com

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

(1/29/16)